UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     February 25, 2009

REGIONS FINANCIAL

CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, the Benefits Management Committee (the “BMC”), pursuant to authority delegated by the Compensation Committee of the Board of Directors of Regions Financial Corporation (the “Company”) authorized amendments to the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (the “SERP”) and the Regions Financial Corporation Supplemental 401(k) Plan (the “Supplemental 401(k) Plan”).

Item 8.01	Other Events.

In addition to the amendments to the SERP and Supplemental 401(k) Plan, the BMC, acting under delegated authority, also authorized amendments to the Regions Financial Corporation Retirement Plan (the “Retirement Plan”), the Regions Financial Corporation 401(k) Plan (the “Regions 401(k) Plan”) and the Morgan Keegan & Company, Inc. Revised Profit Sharing and Retirement Savings Plan (the “MK 401(k) Plan”). The amendments were as follows:

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effective April 16, 2009, future benefit accruals and compensation increases under the Retirement Plan and the SERP will cease for all individuals who are participants under the Retirement Plan and the SERP as of April 16, 2009, until subsequent Board action in the future re-activates benefit accruals in the Retirement Plan and SERP, but further allowing such participants to continue to earn vesting credit towards their Retirement Plan and SERP benefits on and after April 16, 2009 if not already fully vested; and

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effective April 1, 2009, the Company matching contributions provided under the Regions 401(k) Plan, the Supplemental 401(k) Plan and the MK 401(k) Plan will be suspended until subsequent Board action in the future re-activates contributions made by the Company to the Regions 401(k) Plan, the Supplemental 401(k) Plan and the MK 401(k) Plan.

For more details, please refer to the executed amendments attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively hereto, and incorporated herein by reference.

The cost savings benefits of these actions are expected to aid Regions in reaching its goal of reducing non-interest expenses (excluding merger costs and goodwill impairment) in a range of 2-4% during 2009, as has been previously communicated.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K filed by Regions Financial Corporation (“Regions”) under the Securities Exchange Act of 1934, as amended, may include forward-looking statements. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

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In October of 2008, Congress enacted, and President Bush signed into law, the Emergency Economic Stabilization Act of 2008, and on February 17, 2009 the American Recovery and Reinvestment Act of 2009 was signed into law. Additionally, the U.S. Treasury and federal banking regulators are implementing a number of programs to address capital and liquidity issues in the banking system, all of which may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be determined at this time.

•	Possible changes in interest rates may affect funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

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Possible other changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	The effects of weather and natural disasters such as droughts and hurricanes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment Number One to the Regions Financial Corporation Retirement Plan

10.2	Amendment Number One to the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan

10.3	Amendment Number One to the Regions Financial Corporation 401(K) Plan

10.4	Amendment Number One to the Regions Financial Corporation Supplemental 401(K) Plan

10.5	Amendment Two Morgan, Keegan & Company, Inc. Revised Profit Sharing and Retirement Savings Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name: Title:	John D. Buchanan Senior Executive Vice President, General Counsel and Corporate Secretary

Date: February 27, 2009